Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. PROVIDES PRELIMINARY FISCAL THIRD QUARTER RESULTS AND UPDATES OUTLOOK FOR THE FULL FISCAL YEAR

PRELIMINARY FISCAL 2024 Q3 RESULTS

•Net sales of approximately $978-$980 million down 7.3%-7.1% YoY and includes a roughly 300 basis point headwind from non-repeating Public Sector orders in the prior year
•Average daily sales up approximately 3% sequentially compared to the fiscal second quarter, which had one less selling day
•GAAP Earnings Per Share (EPS) expected to be in the range of $1.26 - $1.28
•Adjusted EPS* expected to be in the range of $1.32 - $1.34
•Company to discuss preliminary financial results and drivers of updated outlook on June 14, 2024 at 8:30AM EDT
•Company to release final fiscal third quarter 2024 financial results and conduct conference call on July 2, 2024 at 8:30AM EDT

* Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the schedules accompanying this press release.

MELVILLE, NY and DAVIDSON, NC, JUNE 13, 2024 – MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), “MSC,” “MSC Industrial” or the “Company,” a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today provided preliminary unaudited financial results for its fiscal third quarter ended June 1, 2024 and updated its outlook for the full fiscal year 2024. The third quarter results announced today are preliminary and subject to change based on the completion of the Company’s quarter-end review process.

Erik Gershwind, President and Chief Executive Officer, said, “Today, we announced softer than expected preliminary third quarter results and are lowering our full year 2024 outlook, primarily driven by two factors. First, while average daily sales improved sequentially, ongoing heavy manufacturing softness and a slower than anticipated ramp in our Core Customer resulted in a lower sequential revenue improvement than anticipated. Second, gross margins were approximately 60 basis points below our expectations primarily due to, in roughly equal proportion, increased product and customer mix headwinds and unexpected dilution from our web price realignment. The latter tracks back to complexities that were not uncovered during the pilot phase of the web price alignment and the time it took to identify the cause of the unexpected dilution.”

Gershwind continued, “We are taking decisive actions in response to these results. We are maintaining focus on the areas of the business that are delivering, such as In Plant, Vending and other high touch solutions, making changes to accelerate Core Customer growth initiatives, especially the website rollout, and have taken corrective actions on the web price realignment to improve gross margin trends. We are determined to execute the next chapter of our Mission Critical journey and achieve our long-term goals of growing 400 basis points or more above the Industrial Production Index and achieving adjusted operating margin in the mid-teens.”

Fiscal 2024 Full Year Financial Outlook
	Current	Prior
ADS Growth (YoY)	(4.7)% - (4.3)%	0% - 5%
Adjusted Operating Margin[1]	10.5% - 10.7%	12.0% - 12.8%
Depreciation and Amortization Expense	~$80M	~$85M
Interest and Other Expense	~$45M	$40M - $50M
Operating Cash Flow Conversion[2]	>125%	>125%
Tax Rate	24.0% - 24.5%	24.0% - 24.5%

(1) Guidance provided is a non-GAAP figure presented on an adjusted basis. For further details see the Non-GAAP financial measures information presented in the schedules accompanying this press release.
(2) The Company defines Operating Cash Flow Conversion as Net cash provided by operating activities as a percentage of Net income. The Company’s management uses Operating Cash Flow Conversion to evaluate the Company’s operating performance, in particular how efficiently the Company turns its sales and profits into cash, and to assess the efficiency of the Company’s use of working capital. The Company believes Operating Cash Flow Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return.

MSC INDUSTRIAL SUPPLY CO. PROVIDES PRELIMINARY FISCAL THIRD QUARTER RESULTS AND REVISES FULL YEAR OUTLOOK	2

Conference Call Information
MSC will host a conference call Friday, June 14th at 8:30 a.m. EDT to review the Company’s preliminary third quarter details and updated outlook. The call and accompanying slides may be accessed at: https://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until June 28, 2024. The Company’s reporting date for its fiscal 2024 third quarter is scheduled for July 2, 2024.

Contact Information
Investors:	Media:
Ryan Mills, CFA	Zivanai Mutize
Head of Investor Relations	Head of Corporate Communications
rmills@mscdirect.com	zivanai.mutize@mscdirect.com

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.4 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of more than 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements
Statements in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity and energy prices, the impact of prolonged periods of low, high or rapid inflation, and fluctuations in interest rates; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; our ability to realize the expected benefits from our investment and strategic plans; our ability to realize the expected cost savings and benefits from our restructuring activities and structural cost reductions; the retention of key management personnel; the credit risk of our customers; the risk of customer cancellation or rescheduling of orders; difficulties in calibrating customer demand for our products, which could cause an inability to sell excess products ordered from manufacturers resulting in inventory write-downs or could conversely cause inventory shortages of such products; work stoppages, labor shortages or other disruptions, including those due to extreme weather conditions, at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information technology systems or violations of data privacy laws; our ability to attract, train and retain qualified sales and customer service personnel and metalworking and specialty sales specialists; the risk of loss of key suppliers or contractors or key brands or supply chain disruptions; changes to governmental trade or sanctions policies, including the impact from significant import restrictions or tariffs or moratoriums on economic activity with certain countries or regions; risks related to opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; our ability to maintain our credit facilities or incur additional borrowings on terms we deem attractive; the failure to comply with applicable environmental, health and safety laws and regulations and other laws and regulations applicable to our business; the outcome of government or regulatory proceedings; goodwill and other indefinite-lived intangible assets recorded as a result of our acquisitions could become impaired; our common stock price may be volatile due to factors outside of our control; the significant influence that our principal shareholders will continue to have over our decisions; and our ability to realize the desired benefits from the share reclassification. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. PROVIDES PRELIMINARY FISCAL THIRD QUARTER RESULTS AND REVISES FULL YEAR OUTLOOK	3

Preliminary Non-GAAP Financial Measures

To supplement MSC’s preliminary unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP net income and non-GAAP diluted earnings per share, that exclude restructuring and other costs, and tax effects.

These non-GAAP financial measures are not presented in accordance with GAAP or an alternative for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measure and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measure.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. The Company believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of potential future events such as restructurings, M&A activity and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

•Preliminary Results Excluding Restructuring and Other Costs

In calculating preliminary non-GAAP financial measures, we exclude restructuring and other costs, and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparing with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

MSC INDUSTRIAL SUPPLY CO. PROVIDES PRELIMINARY FISCAL THIRD QUARTER RESULTS AND REVISES FULL YEAR OUTLOOK	4

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Preliminary Financial Information
Thirteen Weeks Ended June 1, 2024
(In millions, except per share data)

GAAP net income	~ $71.0 million to ~ $72.0 million
Restructuring and other costs, net of tax benefit	~ $3.5 million
Non-GAAP net income	~ $74.5 million to ~ $75.5 million

GAAP net income per common share	~ $1.26 to ~ $1.28
Non-GAAP net income per common share	~ $1.32 to ~ $1.34

Weighted-average diluted shares used in computing net income per common share	~ 56,351